EXHIBIT 4.4
                                                              -----------

                        FIRST SUPPLEMENTAL INDENTURE


             First Supplemental Indenture, dated as of __________ ___, 200_ (this "FIRST SUPPLEMENTAL INDENTURE"), between New NiSource Inc., an Indiana corporation (the "COMPANY"), and The Chase Manhattan Bank, as trustee (the "TRUSTEE"), under the Indenture dated as of _______ __, 200_ between the Company and the Trustee (the "INDENTURE").

             WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of the Company's unsecured debentures, notes or other evidences of indebtedness (collectively the "SECURITIES," and individually, a "SECURITY") to be issued in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

             WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of Securities to be known as the Senior Debentures due 200_ (the "DEBENTURES"), the form and substance of such Debentures and their terms, provisions and conditions to be as set forth in the Indenture and this First Supplemental Indenture;

             WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture, all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms (and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company) have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;

             NOW, THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and their terms, provisions and conditions, the Company covenants and agrees with the Trustee as follows:


                                 ARTICLE II
                                 DEFINITIONS

             SECTION 1.1    DEFINITION OF TERMS.   Unless the context
   otherwise requires:

             (a) a term not defined in this First Supplemental Indenture that is defined in the Indenture has the same meaning when used in this First Supplemental Indenture;



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             (b)  a term defined anywhere in this First Supplemental
   Indenture has the same meaning throughout;

             (c)  the singular includes the plural and vice versa;

             (d) a reference to a Section or an Article is to a Section or an Article of this First Supplemental Indenture unless another document is expressly identified as part of the reference;

             (e) headings are for convenience of reference only and do not affect interpretation;

             (f) the following terms have the meanings given to them in the Purchase Contract Agreement: (i) Cash Settlement; (ii) Corporate Units; (iii) Purchase Contract; (iv) Purchase Contract Settlement Date; (v) Remarketing Agreement; and (vi) Remarketing Date; and

             (g) the following terms have the meanings given to them in this Section 1.1(g):

             "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the principal office of the Trustee is closed for business.

             "APPLICABLE MARGIN" means the spread determined as set forth below, based on the prevailing rating of the remarketed Debentures in effect at the close of business on the Business Day immediately preceding the date of a Failed Remarketing (as defined in Section 7.1(h)):

                 Prevailing Rating                  Spread
                 -----------------                  ------

                 AS/ "As"  . . . . . . . . . . . .    ___%
                 A/ "a"  . . . . . . . . . . . . .    ___%
                 BBB/ "Baa"  . . . . . . . . . . .    ___%
                 Below BBB/ "Baa"  . . . . . . . .    ___%

   For purposes of this definition, the "prevailing rating" of the remarketed Debentures shall be:

                  (i) AS/ "As" if the remarketed Debentures have a credit rating of AS- or better by S&P and "Aa3" or better by Moody's or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent;

                  (ii) if not under clause (i) above, then A/ "a" if
             the remarketed Debentures have a credit rating of A- or



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             better by S&P and "A3" or better by Moody's or the
             equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent;

                  (iii) if not under clauses (i) or (ii) above, then BBB/ "Baa" if the remarketed Debentures have a credit rating of BBB- or better by S&P and "Baa3" or better by Moody's or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent; or

                  (iv) if not under clauses (i) - (iii) above, then
             Below BBB/ "Baa."

   Notwithstanding the foregoing, (A) if (i) the credit rating of the remarketed Debentures by S&P shall be on the "Credit Watch" of S&P with a designation of "negative implications" or "developing," or (ii) the credit rating of the remarketed Debentures by Moody's shall be on the "Corporate Credit Watch List" of Moody's with a designation of "downgrade" or "uncertain," or, in each case, on any successor list of S&P or Moody's with a comparable designation, the prevailing ratings of the remarketed Debentures shall be deemed to be within a range one full level lower in the above table than those actually assigned to the Remarketed Debentures by Moody's and S&P and (B) if the remarketed Debentures are rated by only one rating agency on or before the Remarketing Date, the prevailing rating shall at all times be determined without reference to the rating of any other rating agency; PROVIDED, that if no such rating agency shall have in effect a rating for the remarketed Debentures and the Remarketing Agent is unable to identify a substitute rating agency or rating agencies, the prevailing rating shall be Below BBB/ "baa."

             "INTEREST RATE" has the meaning specified in Section 7.1(f), 7.1(g) or 7.1(h), as applicable.

             "PURCHASE CONTRACT AGREEMENT" means the Purchase Contract Agreement dated as of _________ __, 200_, between the Company and The Chase Manhattan Bank, as Purchase Contract Agent.

             "REMARKETING" means the operation of the procedures for remarketing specified in Article VII.

             "REMARKETING AGENT" shall mean Credit Suisse First Boston or any successor Remarketing Agent engaged by the Company.

             "REMARKETING DATE" means the third Business Day prior to the Purchase Contract Settlement Date.

             TWO-YEAR BENCHMARK TREASURY RATE" means the bid side rate displayed at 10:00 a.m., New York City time, on the third business day

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   preceding the Purchase Contract Settlement Date for direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the remarketed Debentures, as agreed upon by Company and the Remarketing Agent. The rate for the Two-Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (A) no longer available on the third Business Day immediately preceding the Purchase Contract Settlement Date or (B) in the opinion of the Remarketing Agent (after consultation with the Company) is no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Remarketing Agent (after consultation with the Company) is appropriate). If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury shall be, as calculated by the Remarketing Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date of three leading
   United States government securities dealers selected by the Remarketing Agent (after consultation with Company) (which may include the Remarketing Agent or one of its affiliates).


                                 ARTICLE II
                   TERMS AND CONDITIONS OF THE DEBENTURES

             SECTION 2.1 DESIGNATION, DENOMINATION AND PRINCIPAL AMOUNT. There is authorized a series of Securities designated as "Senior Debentures due 200_,"<1> limited in aggregate principal amount to $___________, in the denomination of $[2.60].

             SECTION 2.2    MATURITY.   The Stated Maturity is
   ___________ __, 200_.<2>

             SECTION 2.3 GLOBAL DEBENTURES. The Debentures in certificated form may be presented to the Trustee in exchange for a Global Security in an aggregate principal amount equal to all Outstanding Debentures (a "GLOBAL DEBENTURE"). The Depositary for the Debentures will be The Depository Trust Company. The Global Debentures will be registered in the name of the Depositary or its nominee, Cede & Co., and delivered by the Trustee to the Depositary or a custodian appointed by the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Trustee. The


   ___________________

   <1> The sixth year after the Effective Time.

   <2> A date that is six years after the Effective Time.

   Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depositary or its nominee.

             SECTION 2.4    INTEREST.

             (a) The Debentures shall not bear interest from the date they are issued and delivered until the Purchase Contract Settlement Date, and shall bear interest at the Interest Rate from that date until principal is paid, payable quarterly in arrears on the Interest Payment Dates, which shall be ___________, _____________, ___________
   and _____________ of each year, commencing __________, 200_.<3>

             (b) Interest not paid on the scheduled payment date shall accumulate and compound quarterly at the Interest Rate from the scheduled payment date until paid.

             (c)  The Regular Record Dates for the Debentures shall be
   (i) as long as the Debentures are represented by a Global Debenture, the Business Day preceding each Interest Payment Date or (ii) if the Debentures are issued in certificated form, the 15th Business Day prior to each Interest Payment Date.

             (d) The Debentures outstanding will bear interest on and after the Purchase Contract Settlement Date at the Interest Rate, to be set on the third Business Day preceding the Purchase Contract Settlement Date. The Interest Rate will be equal to the rate per annum that results from the Remarketing pursuant to Article VII; PROVIDED, that if a Failed Remarketing occurs, the Interest Rate will be equal to (i) the Two-Year Benchmark Treasury Rate plus (ii) the Applicable Margin.

             (e) The amount of interest payable on the Debentures for any period will be computed (i) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (ii) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. If any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next day that is a Business Day (and without interest or other payment in respect of any such delay), except that, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day.


   ____________________

   <3> The first such date occurring after the date that is four years after the Effective Time.

             SECTION 2.5    REDEMPTION.

             (a) The Debentures are not subject to redemption at the option of the Company prior to their Stated Maturity.

             (b) The Debentures are not subject to redemption prior to their Stated Maturity through the operation of a sinking fund.

             SECTION 2.6    [INTENTIONALLY OMITTED].

             SECTION 2.7 PAYING AGENT; SECURITY REGISTRAR. If the Debentures are issued in certificated form, the Paying Agent and the Security Registrar for the Debentures shall be the Corporate Trust Office of the Trustee.


                                 ARTICLE III
                              FORM OF DEBENTURE

             SECTION 3.1. FORM OF DEBENTURE. The Debentures and the Trustee s Certificate of Authentication to be endorsed on them are to be substantially in the following forms:

                         (FORM OF FACE OF DEBENTURE)

   [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT: This Debenture is a Global Security within the meaning of the Indenture referred to below and is registered in the name of The Depository Trust Company, a New York corporation (the "DEPOSITARY"), or a nominee of the Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

   Unless this Debenture is presented by an authorized representative of the Depositary to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary, and any payment hereon is made to Cede & Co., or to such other entity as is requested by an authorized representative of the Depositary), and, except as otherwise provided in the Indenture, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

   No._______1________
   $__________
   CUSIP No. _________


                        SENIOR DEBENTURE DUE 200_<4>

             New NiSource Inc., an Indiana corporation (the "COMPANY", which term includes any successor corporation under the Indenture referred to below), for value received, promises to pay to CEDE & CO., or registered assigns, the principal sum of $__________ Dollars on ____________, 200_<5> (the "STATED MATURITY"), and to pay interest on said principal sum from _____________, 200_,<6> or from the most recent interest payment date (each such date, an "INTEREST PAYMENT DATE") to which interest has been paid or duly provided for, quarterly in arrears on ________, __________, __________ and ____________ of
   each year, commencing on __________, 200_,<7> at the Interest Rate, until the principal of this Debenture shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. If any date on which interest is payable is not a Business Day, then payment of the interest payable on such date will be made on the next day that is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse side of this Debenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which, if this Debenture is a Global Security, shall be the close of business on the Business Day preceding such Interest Payment Date or, if this Debenture is not a Global

   ____________________

   <4> The sixth year after the Effective Time.

   <5> The date that is six years after the Effective Time.

   <6> The date that is four years after the Effective Time.

   <7> The first such date occurring after the date that is four years after the Effective Time.

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   Security, shall be the close of business on the 15th Business Day preceding such Interest Payment Date; PROVIDED, that interest paid at maturity shall be paid to the Person to whom principal is paid. Any such interest installment not punctually paid or duly provided for shall cease to be payable to the registered Holder on such Regular Record Date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee referred to on the reverse side of this Debenture for the payment of such defaulted interest, notice of which shall be given to the registered Holders of the Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of and interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; PROVIDED, that payment of interest may be made at the option of Company by check mailed to the registered Holder at such address as shall appear in the Security Register.

             This Debenture is, to the extent provided in the Indenture, senior and unsecured and will rank in right of payment on a parity with all other senior unsecured obligations of Company.

             Unless the Certificate of Authentication on this Debenture has been executed by the Trustee, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. The provisions of this Debenture are continued on the reverse side, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

             IN WITNESS WHEREOF, Company has caused this instrument to be executed.


                                 New NiSource Inc.


                                 By: ____________________________________


   Attest:


   By: ________________________
        Secretary





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                        Certificate of Authentication

   This is one of the Securities of the series referred to in the within-mentioned Indenture.


   Dated: _____________________  The Chase Manhattan Bank, as Trustee


                                 By: __________________________________
                                           Authorized Officer


             This Debenture is one of a duly authorized series of Securities of Company (referred to as the "DEBENTURES"), all issued under and pursuant to an Indenture dated as of ______, 200_, duly executed and delivered between New NiSource Inc. ("COMPANY") and The Chase Manhattan Bank, as Trustee (the "TRUSTEE"), as supplemented by the First Supplemental Indenture to the Indenture dated as of _______ 200_, between Company and the Trustee (such Indenture as so supplemented, the "INDENTURE"), to which Indenture, and all indentures supplemental to it, reference is made for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, Company and the Holders of the Debentures. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount to $______________.

             All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

             This Debenture is not subject to redemption at the option of the Company prior to its Stated Maturity.

             This Debenture is not subject to redemption prior to its Stated Maturity through the operation of a sinking fund.

             If an Event of Default shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

             The Indenture contains provisions permitting Company and the Trustee, without the consent of any Holder, to execute supplemental indentures modifying certain provisions of the Indenture and, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures and all other series of Securities affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the

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   provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; PROVIDED, that no such supplemental indenture may, without the consent of the Holder of each outstanding Debenture, among other things, (i) change the stated maturity of the principal of, or any installment of interest on, any Debenture, (ii) reduce the principal amount of, or the rate of interest on the Debentures, (iii) impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the Debentures or (iv) reduce the above-stated percentage of principal amount of Debentures, the consent of the Holders of which is required to modify or amend the Indenture, to consent to any waiver under the Indenture, or to approve any supplemental indenture. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding affected thereby, on behalf of all of the Holders of the Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to the Debentures, and its consequences, except a default in the payment of the principal of or interest on any of the Debentures (unless cured as provided in the Indenture) or in respect of a covenant or provision that cannot be modified or amended without the consent of the Holders of each Debenture then Outstanding. Any such consent or waiver by a registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange for it or in place of it (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

             No reference in this Debenture to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money prescribed in this Debenture.

             As provided in, and subject to certain limitations set forth in, the Indenture, this Debenture is transferable by the registered Holder on the Security Register of Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder or his attorney duly authorized in writing, after which one or more new Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation to such transfer.

             Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat its registered holder as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing on this Debenture made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal of and premium, if any, and interest due on this Debenture and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

             No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based on this Debenture, or otherwise in respect of this Debenture, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance of this Debenture and as part of the consideration for the issuance of this Debenture, expressly waived and released.

             The Indenture imposes certain limitations on the ability of Company to, among other things, merge, consolidate or sell, assign, transfer or lease all or substantially all of its properties or assets. Such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

             The Debentures of this series are issuable only in registered form without coupons in denominations of $[2.60] and any integral multiple of such amount. As provided in the Indenture and subject to certain limitations in this Debenture and in the Indenture set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.


                                 ARTICLE IV
                                  EXPENSES

             SECTION 4.1 PAYMENT OF EXPENSES. The Company will pay for all costs and expenses relating to the offering, sale and issuance of the Debentures, including compensation of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Indenture.

                                  ARTICLE V
                                  COVENANTS

             SECTION 5.1 COVENANT TO LIST ON EXCHANGE. The Company will use its best efforts to list the Debentures and Corporate Units on the New York Stock Exchange.


                                 ARTICLE VI
                        ORIGINAL ISSUE OF DEBENTURES

             SECTION 6.1 ORIGINAL ISSUE OF DEBENTURES. Debentures in an aggregate principal amount of up to $____________ may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures upon receipt of a Company Order, without any further action by the Company.


                                 ARTICLE VII
                                 REMARKETING

             SECTION 7.1    REMARKETING.

             (a) The Company shall request, not later than 15 nor more than 30 calendar days prior to the Remarketing Date, that the Depositary notify the Holders of the Debentures and the holders of the Corporate Units of the Remarketing and of the procedures that must be followed if a holder of Corporate Units wishes to make a Cash
   Settlement.

             (b) [Not later than 5:00 p.m., New York City time, on the seventh Business Day preceding the Purchase Contract Settlement Date, each Holder of Debentures may elect to have the Debentures held by such Holder remarketed in the Remarketing.] Under Section 5.4 of the Purchase Contract Agreement, holders of Corporate Units that do not give notice of their intention to make a Cash Settlement of the Purchase Contract component of their Corporate Units prior to such time in the manner specified in such Section, or that give such notice but fail to deliver cash prior to 11:00 a.m., New York City time, on or prior to the fifth Business Day preceding the Purchase Contract Settlement Date, shall be deemed to have consented to the disposition of the Debenture component of their Corporate Units in the Remarketing. [Holders of Debentures that are not a component of Corporate Units wishing to have their Debentures remarketed shall give to the Purchase Contract Agent notice of their election prior to 11:00 a.m., New York City time, on such fifth Business Day. Any such notice shall be irrevocable and may not be conditioned upon the level at which the Interest Rate is established in the Remarketing.] Promptly after 11:00 a.m., New York City time, on such fifth Business Day, the Purchase Contract Agent, based on [the notices received by it prior to such time (including] notices from the Purchase Contract Agent as to


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   Purchase Contracts for which Cash Settlement has been elected and cash received[)], shall notify the Company and the Remarketing Agent of the amount of Debentures to be tendered for purchase in the Remarketing.

             (c) If any Holder of Debentures does not give a notice of its intention to make a Cash Settlement or gives such notice but fails to deliver cash as described in the foregoing subsection (b), [or gives a notice of election to have Debentures that are not a component of Corporate Units remarketed,] then the Debentures of such Holder shall be deemed tendered for purchase in the Remarketing, notwithstanding any failure by such Holder to deliver or properly deliver such Debentures to the Remarketing Agent for purchase.

             (d) The right of each Holder to have Debentures tendered for purchase will be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) the Remarketing Agent is able to find a purchaser or purchasers for the tendered Debentures, and (iii) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

             (e) On the Remarketing Date, the Remarketing Agent will use commercially reasonable efforts to remarket, at a price equal to ___% of their aggregate principal amount, the Debentures tendered or deemed tendered for purchase.

             (f) If, as a result of the efforts described in the foregoing subsection (e), the Remarketing Agent determines that it will be able to remarket all of the Debentures tendered or deemed tendered for purchase at a price of [100.00]% of their aggregate principal amount prior to 4:00 p.m., New York City time, on the Remarketing Date, the Remarketing Agent shall determine the "INTEREST RATE", which shall be (i) the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) that the Remarketing Agent determines, in its sole judgment, to be the lowest rate per annum that will enable it to remarket at that price all of the Debentures tendered or deemed tendered for Remarketing, plus (ii) five hundred one-thousandths of one percent.

             (g) If none of the Holders of the [Debentures or the holders of the] Corporate Units elects to have Debentures remarketed in the Remarketing, the Interest Rate shall be the rate determined by the Remarketing Agent, in its sole discretion, as the rate that would have been established had a Remarketing been held on the Remarketing Date.

             (h) If, by 4:00 p.m., New York City time, on the Remarketing Date, the Remarketing Agent is unable to remarket all of the Debentures tendered or deemed tendered for purchase, a Failed Remarketing shall be deemed to have occurred, and the Remarketing Agent shall so advise by telephone the Depositary, the Trustee and the Company. In the event of a Failed Remarketing, the Interest Rate


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   shall equal (i) the Two-Year Benchmark Treasury Rate plus (ii) the
   Applicable Margin.

             (i) By approximately 4:30 p.m., New York City time, on the Remarketing Date, provided that there has not been a Failed Remarketing, the Remarketing Agent shall advise, by telephone (i) the Depositary, the Trustee and the Company of the Interest Rate determined in the Remarketing and the amount of Debentures sold in the Remarketing, (ii) each purchaser (or the Depositary participant of a purchaser) of the Interest Rate and the amount of Debentures such purchaser is to purchase, and (iii) each purchaser to give instructions to its Depositary participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the Debentures purchased through the facilities of the Depositary.

             (j) In accordance with the Depositary's normal procedures, on the Purchase Contract Settlement Date, the transactions described above with respect to each Debenture [tendered or] deemed tendered for purchase and sold in the Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary participants shall be debited and credited and such Debentures delivered by book-entry as necessary to effect purchases and sales of such Debentures. The Depositary shall make payment in accordance with its normal procedures.

             [(k) If any Holder of Debentures selling Debentures in the Remarketing fails to deliver such Debentures, the Depositary participant of such selling holder and of any other Person that was to have purchased Debentures in the Remarketing may deliver to any such other Person an amount of Debentures that is less than the amount of Debentures that otherwise was to be purchased by such Person. In such event, the amount of Debentures to be so delivered shall be determined by such Depositary participant, and delivery of such lesser amount of Debentures shall constitute good delivery.]

             (l) The Remarketing Agent is not obligated to purchase any Debentures that otherwise would remain unsold in the Remarketing. Neither the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of the Debentures for Remarketing.

             (m) Under the Remarketing Agreement, the Company, in its capacity as issuer of the Debentures, shall be liable for, and shall pay, any and all costs and expenses incurred in connection with the Remarketing.

             (n)  The tender and settlement procedures set in this
   Section 7.1, including provisions for payment by purchasers of the Debentures in the Remarketing, shall be subject to modification to the extent required by the Depositary or if the book-entry system is no longer available for the Debentures at the time of the Remarketing, to


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   facilitate the tendering and remarketing of the Debentures in certificated form. In addition, the Remarketing Agent may modify the settlement procedures set forth in this Article in order to facilitate the settlement process.


                                ARTICLE VIII
                                MISCELLANEOUS

             SECTION 8.1. RATIFICATION OF INDENTURE. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed. This First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent provided in this First Supplemental Indenture and the Indenture.

             SECTION 8.2.   TRUSTEE NOT RESPONSIBLE FOR RECITALS.   The
   recitals contained in this First Supplemental Indenture are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness of such recitals. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

             SECTION 8.3. GOVERNING LAW. This First Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of New York and for all purposes shall be construed in accordance with the laws of that State.

             SECTION 8.4.   SEVERABILITY.   In case any one or more of
   the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained in this First Supplemental Indenture or the Debentures.

             SECTION 8.5.   Counterparts.   This First Supplemental
   Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.













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             IN WITNESS WHEREOF, the parties have caused this First
   Supplemental Indenture to be duly executed, and their respective corporate seals to be affixed and attested on this First Supplemental Indenture, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                 New NiSource Inc.



                                 By: ___________________________________
                                      Name:
                                      Title:
   Attest:

   ____________________________
   Name:
   Title:


                                 The Chase Manhattan Bank, as Trustee


                                 By: ___________________________________
                                      Name:
                                      Title:
   Attest:

   ___________________________
   Name:
   Title:























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